Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2008, related to the combined financial statements and financial statement schedule of Scripps Networks and Interactive Media businesses of The E.W. Scripps Company (which report expressed an unqualified opinion and includes an explanatory paragraph relating to the adoption of FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, an Interpretation of Statement of Financial Accounting Standards (“SFAS”) Statement No. 109 , in 2007, and SFAS No. 123(R) (revised 2004), Share Based Payment , and SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, in 2006) appearing in Scripps Networks Interactive, Inc.’s Registration Statement on Form 10 (Commission File No. 001-34004) filed on March 26, 2008, Amendment No. 1 filed on Form 10/A on May 8, 2008, Amendment No. 2 filed on Form 10/A on June 3, 2008, Amendment No. 3 filed on Form 10/A on June 6, 2008 and Amendment No. 4 filed on Form 10/A on June 11, 2008.
/s/ Deloitte & Touche LLP
Cincinnati, Ohio
July 1, 2008